SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

Under the Securities Act of l933

CEL-SCI CORPORATION
(Exact name of issuer as specified in its charter)

Colorado	84-0916344
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8229 Boone Blvd., Suite 802
Vienna, Virginia	22182
(Address of Principal Executive Offices)	(Zip Code)

2020 Non-Qualified Stock Option Plan
(Full Title of Plan)

Geert R. Kersten
CEL-SCI Corporation
8229 Boone Blvd., Suite 802
Vienna, Virginia 22182
(Name and address of agent for service)

(703) 506-9460
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

William T. Hart, Esq.
Hart & Hart
l624 N. Washington Street
Denver, Colorado 80203
(303) 839-0061

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum Offering price per share (2)	Proposed maximum Aggregate offering price	Amount of registration fee

Common Stock issuable pursuant to 2020 Non-Qualified Stock Option Plan	3,600,000	$10.42	$37,512,000	$4,869

(1)
This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Stock Option and Compensation Plans in the event of stock dividends, stock splits, recapitalizations or other changes in the Company’s common stock. The shares subject to this Registration Statement are shares granted pursuant to the Company's Non-Qualified Stock Option Plan all of which may be reoffered in accordance with the provisions of Form S-8.

(2)
Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the closing price of the Company's common stock on April 20, 2020.

CEL-SCI CORPORATION
Cross Reference Sheet Required Pursuant to Rule 404

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(NOTE: Pursuant to instructions to Form S-8, the Prospectus described below is not required to be filed with this Registration Statement.)

Item No.	Form S-8 Caption	Caption in Prospectus

1.	Plan Information

	(a) General Plan Information	Stock Option Plan

	(b) Securities to be Offered	Stock Option Plan

	(c) Employees who may Participate in the Plan	Stock Option Plan

	(d) Purchase of Securities Pursuant to the Plan and Payment for Securities Offered	Stock Option Plan

	(e) Resale Restrictions	Resale of Shares by Affiliates

	(f) Tax Effects of Plan Participation	Stock Option Plan

	(g) Investment of Funds	Not Applicable.

	(h) Withdrawal from the Plan; Assignment of Interest	Other Information Regarding the Plan

	(i) Forfeitures and Penalties	Other Information Regarding the Plan

	(j) Charges and Deductions and Liens Therefore	Other Information Regarding the Plan

2.	Registrant Information and Employee Plan Annual Information	Available Information, Documents Incorporated by Reference

PART II
INFORMATION NOT REQUIRED IN REGISTRATION STATEMENT

Item 3 - Incorporation of Documents by Reference

The following documents filed with the Commission by CEL-SCI (Commission File No. 001-11889) are incorporated by reference into this prospectus:

●
our Annual Report on Form 10-K and 10-K/A for the fiscal year ended September 30, 2019;

●
our quarterly report on Form 10-Q for the period ended December 31, 2019;

●
our current reports on Form 8-K filed with the SEC on October 15, 2019, December 23, 2019, December 26, 2019, February 20, 2020, March 24, 2020 and April 17, 2020;

●
our Proxy Statement relating to our April 17, 2020 Annual Meeting of Shareholders; and

●
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 2, 1996 and all amendments and reports updating that description.

All documents filed with the Commission by CEL-SCI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the termination of this offering shall be deemed to be incorporated by reference into this registration statement and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Investors are entitled to rely upon information in this registration statement or incorporated by reference at the time it is used by CEL-SCI to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this registration statement.

Item 4 - Description of Securities

Not required.

Item 5 - Interests of Named Experts and Counsel

Not Applicable.

Item 6 - Indemnification of Directors and Officers

The Bylaws of the Company provide in substance that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Colorado; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized in the Bylaws.

Item 7 – Exemption for Registration Claimed

 Not applicable.

Item 8 - Exhibits

4 -Instruments Defining Rights of Security Holders

(a) - Common Stock	Incorporated by reference to Exhibit 4(a) of the Company's Registration Statements on Form S-l, File Nos. 2-85547-D and 33-7531.

(b) - 2020 Non-Qualified Stock Option Plan

5 - Opinion Regarding Legality

l5 - Letter Regarding Unaudited Interim Financial Information	None

23 - Consent of Independent Public Accountants and Attorneys

24 - Power of Attorney	Included in the signature page of this Registration Statement

99 - Additional Exhibits (Re-Offer Prospectus)

Item 9 - Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934.

(2)
That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Geert R. Kersten, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, Virginia, on April 24, 2020.

CEL-SCI CORPORATION

By:	/s/ Geert R. Kersten
Geert R. Kersten, Chief Executive Officer
Title

Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Geert R. Kersten	Director, Principal Executive, Financial and Accounting Officer	April 24, 2020
Geert R. Kersten

/s/ Peter R. Young	Director	April 24, 2020
Peter R. Young, Ph.D.

/s/ Bruno Baillavoine	Director	April 24, 2020
Bruno Baillavoine

/s/ Robert Watson	Director	April 24, 2020
Robert Watson